EXHIBIT 5.1

Lehman & Eilen LLP
20283 State Road 7, Suite 300
Boca Raton, FL 33498
Telephone (561) 237-0804
Facsimile (561) 237-0803

November 12, 2008

The Board of Directors

Broadcaster, Inc.

9201 Oakdale Avenue

Chattsworth, California 91311

Re: Registration Statement on Form S-8

Gentlemen:

We are counsel to Broadcaster, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933 of a registration statement on Form S-8 (the “Registration Statement”) relating to 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $.001, issuable upon the exercise of options granted pursuant to the Company’s 2008 Long-Term Performance Incentive Plan (the “2008 Plan”) or otherwise issuable under the 2008 Plan.

We have examined all instruments, documents and records with we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based on the foregoing, we are of the opinion that under Delaware law, that the 10,000,000 shares of Common Stock which may be issued under the 2008 Plan have been duly and validly authorized and, when issued against receipt of the consideration therefore in accordance with the provisions of the 2008 Plan, will be validly issued, fully paid and nonassessable.

This opinion is rendered to you in connection with the Registration Statement and we disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name wherever it appears in said Registration Statement.

Very truly yours,
Lehman & Eilen LLP By: /s/ Hank Gracin Name: Hank Gracin Title: Partner